Exhibit 99.4

M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

VOTE BY INTERNET - www.[•].com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-[•]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [•]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016. Proxy cards that are mailed must be received by Registrar and Transfer Company no later than 11:59 P.M. Eastern Time on [•].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M&T BANK CORPORATION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of M&T Bank Corporation recommends that you vote FOR each of the following proposals:		For	Against	Abstain

1.	To approve the issuance of shares of common stock of M&T Bank Corporation to Hudson City Bancorp, Inc. stockholders pursuant to the Agreement and Plan of Merger, dated as of August 27, 2012, by and among M&T Bank Corporation, Hudson City Bancorp, Inc. and Wilmington Trust Corporation (the “Stock Issuance Proposal”).	☐	☐	☐

2.	To approve certain amendments to the terms of each of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $1,000 per share and the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference $1,000 per share, of M&T Bank Corporation, including amendments to the dividend rate and the redemption provisions of the Preferred Shares (the “Preferred Share Amendment Proposal”).	☐	☐	☐

3.	To approve one or more adjournments of the special meeting of the shareholders of M&T Bank Corporation, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Stock Issuance proposal or the Preferred Share Amendment Proposal.	☐	☐	☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Signature [PLEASE SIGN ON LINE]	Date	Signature [Joint Owners]	Date

M&T BANK CORPORATION

This Proxy is Solicited by the Board of Directors of M&T Bank Corporation

Proxy For Special Meeting of Shareholders

(Must be presented at the meeting or received prior to 11:59 P.M. Eastern Time on [•])

The undersigned appoints Robert G. Wilmers, René F. Jones, Drew J. Pfirrman and Brian R. Yoshida, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of M&T Bank Corporation held of record by the undersigned at the close of business on [•] at the Special Meeting of Shareholders of M&T Bank Corporation to be held on [•] or at any adjournment thereof.

Please direct your proxy how he is to vote by placing an “x” in the appropriate box opposite the resolutions, which have all been proposed by M&T Bank Corporation, specified on the reverse side hereof. This proxy, when properly executed and timely received, will be voted in the manner directed herein. If no instructions are given on this proxy card, then the shares will be voted FOR Proposals 1, 2 and 3.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.